UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

951 SanDisk Drive, Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 16, 2014, SanDisk Corporation (“SanDisk”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SanDisk, Flight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SanDisk, and Fusion-io, Inc., a Delaware corporation (“Fusion-io”), pursuant to which SanDisk will acquire Fusion-io in a transaction valued at approximately $1.1 billion, net of cash assumed.  On June 16, 2014, SanDisk and Fusion-io issued a joint press release announcing the execution of the Merger Agreement.  The full text of the joint press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description of Document
99.1	Joint Press Release of SanDisk Corporation and Fusion-io, Inc. dated June 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2014

SANDISK CORPORATION

		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Joint Press Release of SanDisk Corporation and Fusion-io, Inc., dated June 16, 2014